AGRITOPE, INC.

                          CERTIFICATE OF INCORPORATION

                                    ARTICLE 1
                                      NAME

          The name of the Corporation is Agritope, Inc.

                                    ARTICLE 2
                           REGISTERED AGENT AND OFFICE

          The registered agent and the address of the Corporation's registered office in the state of Delaware are:

                          The Corporation Trust Company
                               1209 Orange Street
                              County of New Castle
                              Wilmington, DE 19801

                                    ARTICLE 3
                                     PURPOSE

           The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the state of Delaware (the "Delaware General Corporation Law").

                                    ARTICLE 4
                                  CAPITAL STOCK

          Section 1. Authorized Capital Stock. The Corporation is authorized to issue an aggregate of 40,000,000 shares of its capital stock, par value $.01 per share, which shall be divided into classes as follows:

          Class                         Number of Shares
          -----                         ----------------

Common Stock                            30,000,000 shares

Preferred Stock, issuable
     in series                          10,000,000 shares

          Section 2. Common Stock. Holders of the Corporation's Common Stock shall be entitled to one vote per share on each matter to be voted upon by the Corporation's stockholders. Shares of Common Stock shall not have cumulative voting rights with respect to any matter. All other rights to which holders of the Corporation's capital stock are entitled, which are not


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expressly  granted to the  Preferred  Stock,  are  reserved to and vested in the
Common Stock.

          Section 3. Preferred Stock. Subject to limitations prescribed by the Delaware General Corporation Law, the Board of Directors is expressly vested with authority to adopt a resolution or resolutions providing for the issuance of Preferred Stock from time to time in one or more series, each such series to be appropriately designated, prior to the issuance of any shares thereof, by some distinguishing letter, number or title. The Board of Directors is expressly authorized to fix, state and express, in the resolution or resolutions providing for the issuance of any wholly unissued series of Preferred Stock, the powers, designations, preferences, and relative, participating, optional and other special rights, if any, and any qualifications, limitations and restrictions thereof, including, without limitation:

          (a) the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or any other series of stock of the Corporation;

          (b) whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative;

          (c) the voting rights, if any, to be provided for shares of such series;

          (d) the rights and preferences, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

          (e) the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for securities or other property of the Corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange;

          (f) the redemption provisions (including sinking fund provisions), if any, applicable to shares of such series; and


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          (g)   such   other   powers,   rights,   designations,    preferences,
     qualifications, limitations and restrictions as the Board of Directors may desire to so fix.

          If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of a series of Preferred Stock shall be insufficient to pay such holders the full preferential amount to which they are entitled, such assets shall be distributed ratably among the shares of such series of Preferred Stock in proportion to the full amounts which would be payable on such shares if all amounts payable thereon were paid in full.

          To the extent, if any, that shares of any series of Preferred Stock shall have voting rights, such shares shall, unless otherwise required by law or pursuant to the terms of such series established by the Board of Directors, vote together with all other series of Preferred Stock and with the Common Stock as a single class or voting group. Shares of Preferred Stock shall not have cumulative voting rights.

          Section 4. Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, except as such rights are expressly provided by contract or in the terms of any series of Preferred Stock established hereunder.

                                    ARTICLE 5
                     INCORPORATOR'S NAME AND MAILING ADDRESS

                The incorporator's name and mailing address are:

                                Jeffrey S. Cronn
                                 Tonkon Torp LLP
                               1600 Pioneer Tower
                              888 S.W. Fifth Avenue
                             Portland, Oregon 97204

                                    ARTICLE 6
                               BOARD OF DIRECTORS

          The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (a) Number; Eligibility for Service. Except as otherwise provided in this Certificate of Incorporation


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     or the bylaws of the  Corporation  relating to the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the Board of Directors shall consist of not less than six nor more than thirteen members, the exact number to be set from time to time by the Board of Directors as provided herein. The Board of Directors is authorized to increase or decrease the size of the Board of Directors (within the range specified above) at any time by the affirmative vote of two-thirds of the directors then in office. Without the unanimous consent of the directors then in office, no more than two additional directors shall be added to the Board of Directors within any 12-month period. Without the unanimous approval of the directors then in office, no person who is affiliated as an owner, director, officer or employee of a company or business deemed by the Board of Directors to be competitive with that of the Corporation shall be eligible to serve on the Board of Directors of the Corporation.

          (b)  Classified Board of Directors.

               (i) Establishment of Classified Board. The Board of Directors of the Corporation shall be divided into three classes, each class to be as nearly equal in number as possible. The classes shall be Class 1, Class 2 and Class 3. The initial designation of directors to each of the three classes shall be made by the Chairman of the Board. The term of office of directors of Class 1 so designated shall expire at the first annual meeting of stockholders after their election, that of Class 2 shall expire at the second annual meeting after their election, and that of Class 3 shall expire at the third annual meeting after their election. At each annual meeting of stockholders, the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting of stockholders.

               (ii) Change in Number of Directors. In the event of any increase or decrease in the authorized number of directors, then: (A) each director then serving as such shall nevertheless continue as a director of the class of which the director is a member until the expiration of the director's current term, or upon the director's earlier resignation, removal from office or death; and (B) the newly created or eliminated directorships resulting from such increase or decrease shall be


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          allocated  by the Chairman of the Board of the  Corporation  among the three classes of directors so as to maintain equal classes to the extent possible.

               (iii) Directors Elected by Holders of Preferred Stock. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto, as amended from time to time, and such directors so elected shall not be divided into classes pursuant to this Article 6 unless expressly provided by such terms.

          (c) Removal of Directors. Except as otherwise provided in this Certificate of Incorporation or the bylaws of the Corporation relating to the rights of the holders of any series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause, by the affirmative vote of not less than a majority of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. If the holders of any series of Preferred Stock, voting separately by class or series, elect a director, that director may only be removed by vote of the holders of that class or series of Preferred Stock.

                                    ARTICLE 7
                             LIMITATION OF LIABILITY

          To the fullest extent permitted by the Delaware General Corporation Law, as it exists on the date hereof or may hereafter be amended, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director occurring on or after the date of adoption of this provision. Any amendment to or repeal of this provision or the Delaware General Corporation Law shall not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. No change in the Delaware General Corporation Law shall reduce or eliminate the rights and protections set forth in this Article unless the change in the law specifically requires such reduction or


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elimination. This provision, however, shall not eliminate or limit the liability of a director for:

          (a) Any breach of the director's duty of loyalty to the Corporation or its stockholders;

          (b) Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (c) Any unlawful distribution under Section 174 of the Delaware General Corporation Law;

          (d) Any transaction from which the director derived an improper personal benefit; or

          (e) Profits made from the purchase and sale by the director of Securities of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provision of any state statutory law or common law.

          If the Delaware General Corporation Law is amended, after this Article 7 shall become effective, to authorize corporate action further eliminating or limiting the personal liability of directors, officers, employees or agents, then the liability of directors, officers, employees or agents of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

                                    ARTICLE 8
                                 INDEMNIFICATION

          The Board of Directors of the Corporation may provide, pursuant to bylaws or other actions or agreements, that the Corporation shall indemnify to the fullest extent permitted by the Delaware General Corporation Law, as in effect at the time of the determination, any person who is made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (including any action, suit or proceeding by or in the right of the Corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or any of its subsidiaries, or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974, as amended, with respect to any employee benefit plan of the Corporation or any of its subsidiaries, or serves or served at the request of the Corporation, or any of its subsidiaries, as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another corporation, partnership, joint venture, trust or enterprise. The rights of



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indemnification provided in this Article 8 shall be in addition to any rights to which any such person may otherwise be entitled under any future amendment to this Certificate of Incorporation or under any bylaw, agreement, statute, policy of insurance, vote of stockholders or Board of Directors, or otherwise, which exists at or subsequent to the time such person incurs or becomes subject to such liability and expense.

                                    ARTICLE 9
                           RIGHT TO AMEND CERTIFICATE

          The Corporation reserves the right at any time and from time to time to amend, alter, rescind or repeal any provisions contained herein; and other provisions authorized by the laws of the state of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article 9.

                                   ARTICLE 10
                     LIMITATION ON AMENDMENT OF CERTIFICATE

          Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation, the affirmative vote of not less than 66-2/3 percent of the then outstanding shares of Common Stock shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, Articles 6, 7, 8, 9 and 10 of this Certificate of Incorporation.

          The undersigned incorporator of Agritope, Inc. hereby acknowledges, under penalty of perjury, that the foregoing Certificate of Incorporation of Agritope, Inc. is his act and deed and that the facts stated therein are true.

          DATE:           November 10, 1997.


                                        /s/ Jeffrey S. Cronn
                                        Jeffrey S. Cronn





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STATE OF OREGON      )
                     ) ss.
County of Multnomah  )


          Before me, Suzanne J. Magee, a notary public within and for said county and state, personally appeared Jeffrey S. Cronn, who, being first duly sworn, acknowledged that he signed the foregoing Certificate of Incorporation as his free and voluntary act and deed for the uses and purposes therein set forth, and the facts stated therein are true.

          Given under my hand and notarial seal this 10th day of November, 1997.

                              /s/ Suzanne J. Magee
                              Notary Public
                              My Commission Expires: 7/31/2000




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